UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 27, 2011 (January 24, 2011)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	000-22537-01 (Commission File Number)	23-2215075 (IRS Employer Identification No.)

Philadelphia and Reading Avenues,
Boyertown, PA 19512
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 822-3321

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02  Results of Operations and Financial Condition

On January 27, 2011, National Penn Bancshares, Inc. (“National Penn”) issued a press release reporting on its results of operations for the quarter and year ended December 31, 2010.  This press release is furnished in this report, pursuant to this Item 2.02 and Item 7.01, as Exhibit 99.1 and is incorporated herein by reference, but shall not be deemed incorporated by reference into any registration statement filed under the Securities Act of 1933.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Adjustments

On January 24, 2011, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. (“National Penn”) set base salaries for Scott V. Fainor, President and Chief Executive Officer, Michael J. Hughes, Group Executive Vice President and Chief Financial Officer, Sandra L. Bodnyk, Group Executive Vice President and Chief Risk Officer, and Donald P. Worthington, Group Executive Vice President of $750,000, $480,000, $405,000 and $285,000 per year, respectively, effective January 1, 2011.  Under each executive’s employment agreements, these base salary amounts become their minimum base salaries for future years.

Equity Awards to Officers

On January 24, 2011, the Compensation Committee awarded shares of restricted stock to various National Penn officers, including Mr. Fainor and Mr. Hughes, under National Penn’s Long-Term Incentive Compensation Plan (the “Plan”).  The Plan was approved by shareholders at the annual meeting of shareholders on April 25, 2005.

Mr. Fainor received an award of 43,153 shares and Mr. Hughes received an award of 24,856 shares.  Each award is evidenced by a Restricted Stock Agreement between National Penn and the individual receiving the award (each, a “Restricted Stock Agreement”).

Under the Restricted Stock Agreement, these shares of restricted stock will vest (i) two years from their date of grant (i.e., January 24, 2013), provided that the grantee performs substantial services for National Penn during such time or (ii) if earlier, upon his death or disability, or if National Penn experiences a change in control event.  However, these shares will remain subject to transfer restrictions until these restrictions lapse in accordance with the following schedule:  (i) with respect to the first 25% of these shares, the transfer restrictions will lapse on the date when National Penn repurchases 25% or more of the stock Treasury purchased under TARP; (ii) with respect to the second 25% of these shares, the transfer restrictions will lapses when on the date that National Penn repurchases 50% or more of the stock Treasury purchased under TARP; (iii) with respect to the third 25% of these shares, the transfer restrictions will lapse on the date that National Penn repurchases 75% or more of the stock Treasury purchased under TARP; and (iv) with respect to the remaining 25% of these shares, the transfer restrictions will lapse on the date that National Penn repurchases 100% of the stock Treasury purchased under TARP.  If, however, the Corporation repurchases 100% of the stock Treasury purchased under TARP before the shares are fully vested, the shares will become fully vested and all transfer restrictions applicable to the shares will lapse.

The preceding description of the Restricted Stock Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Restricted Stock Agreement.  The Restricted Stock Agreements will be in the form filed as Exhibit 10.1 to the Report on Form 8-K dated February 3, 2010.

Executive Incentive Plan – Amendment and Restatement; Performance Goals for 2011

On January 24, 2011, the Compensation Committee of National Penn approved the amended and restated Executive Incentive Plan (the “Incentive Plan”), approved performance goals for Plan Year 2011 under the Incentive Plan and granted awards to certain executive officers, including Messrs. Fainor, Hughes and Worthington.

The amended and restated Incentive Plan included two material changes from the prior version of the Incentive Plan: (i) awards will no longer be provided for performance above the “optimal” level and (ii) awards will be subject to National Penn’s clawback policy. The Incentive Plan, as amended, is filed in this Report as Exhibit 10.1 and is incorporated herein by reference.

The performance goals for Plan Year 2011 are filed in this Report as Exhibit 10.2 and are incorporated herein by reference.

Section 7 – Regulation FD

Item 7.01   Regulation FD Disclosure

The response to Item 2.02 is incorporated by reference into this Item 7.01.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

d)           Exhibits.

Number	Description

10.1	Amended and Restated Executive Incentive Plan
10.2	Executive Incentive Plan – Performance Goals – Plan Year 2011
99.1	Press Release, dated January 27, 2011, of National Penn Bancshares, Inc. (furnished pursuant to Items 2.02 and 7.02 hereof).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By:	/s/ Scott Fainor

Name:	Scott V. Fainor
Title:	President and CEO

Dated: January 27, 2011

EXHIBIT INDEX

Number	Description

10.1	Amended and Restated Executive Incentive Plan
10.2	Executive Incentive Plan – Performance Goals – Plan Year 2011
99.1	Press Release, dated January 27, 2011, of National Penn Bancshares, Inc. (furnished pursuant to Items 2.02 and 7.02 hereof).